Exhibit 10.1

AMENDMENT TO EMPLOYEE MATTERS AGREEMENT

This Amendment (this “Amendment”) to the Employee Matters Agreement, dated as of October 27, 2015, by and among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation and the sole stockholder of Vistana (“Starwood”), Vistana Signature Experiences, Inc., a Delaware corporation and a wholly-owned Subsidiary of Starwood (“Vistana”), and Interval Leisure Group, Inc., a Delaware corporation (“ILG”) (the “Employee Matters Agreement”), is made as of April 18, 2016 (“Execution Date”).  Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Employee Matters Agreement.

RECITALS

WHEREAS, in connection with the Agreement and Plan of Merger, dated as of October 27, 2015, entered into by and among Starwood, Vistana, ILG, and Iris Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of ILG (the “Merger Agreement”), the Parties contemporaneously entered into the Employee Matters Agreement; and

WHEREAS, the Parties desire to amend certain rights and obligations of the Parties under the Employee Matters Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereof, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

Section 1.01                             Business Transfer Date.  When used in the Employee Matters Agreement, the term “Business Transfer Date” shall be deemed to be a reference to “Distribution Date,” as such term is defined in the Separation Agreement.

Section 1.02                             Retirement Plans.  Notwithstanding the provisions of Section 2.01(e)(iv) of the Employee Matters Agreement to the contrary, for the period from the Closing Date through December 31, 2016, the ILG Retirement Plan shall provide the Vistana Employees with the opportunity to receive the same rate of employer matching contributions and the same vesting schedule as provided under the Starwood Retirement Plan to such employees as of the date hereof; provided, however, that service may be credited for purposes of vesting or eligibility under the ILG Retirement Plan using the methodology currently provided by such ILG Retirement Plan.

Section 1.03                             Nonqualified Plans.  Notwithstanding the first two sentences of Section 2.03(b) of the Employee Matters Agreement, ILG shall amend its existing nonqualified deferred compensation plan (the “ILG Deferred Compensation Plan”) as of the Closing Date to provide for participation in the ILG Deferred Compensation Plan by Vistana Employees who were participants in the Starwood Deferred Compensation Plan immediately prior to the Closing Date on terms and conditions (other than with respect to investment options) that are substantially similar to what was provided to them under the Starwood Deferred Compensation Plan and pursuant to the remainder of Section 2.03 of the Employee Matters Agreement. Notwithstanding the foregoing, neither ILG nor Vistana shall be under any obligation to offer any employees the opportunity to make future deferral elections under the ILG Deferred Compensation Plan, and if any future deferral elections are offered under the ILG Deferred Compensation Plan, neither ILG nor Vistana shall be under any obligation to make deferral elections available under the same terms as applied under the Starwood Deferred Compensation Plan.  References in the Employee Matters Agreement to the “Vistana Deferred Compensation Plan” shall be deemed to be references to the “ILG Deferred Compensation Plan,” as amended.  References to the actions to be taken “prior to the Closing Date” in the first sentence of each of Sections 2.03(c)(A) and 2.03(c)(B) of the Employee Matters Agreement shall be deemed to mean “as of the Closing Date.”

Section 1.04                             Flexible Benefit Plan.  Notwithstanding the provisions of Sections 2.05(a) and 2.05(b) of the Employee Matters Agreement to the contrary, in the event that the Closing Date has not occurred as of April 1, 2016, then effective as of such date Vistana Employees shall cease to participate in the Starwood Flexible Benefit Plan, and Vistana shall establish a new flexible benefit plan (the “Vistana Flexible Benefit Plan”) for the benefit of Vistana Employees.  The Vistana Flexible Benefit Plan shall be similar to the Starwood Flexible Benefit Plan, and shall be subject to the review and approval of ILG prior to its adoption, which consent shall not be unreasonably withheld.  In the event the foregoing applies, references in the Employee Matters Agreement to the “ILG Flexible Benefits Plan” shall be deemed to be references to the new Vistana Flexible Benefits Plan, and the Vistana Flexible Benefits Plan shall be deemed a Vistana Benefit Plan for purposes of the Merger Agreement.  Starwood will be responsible for all liabilities with respect to any Vistana Employee or Former Vistana Employee and their dependents, regardless of when such claims are filed and/or paid under the Starwood Flexible Benefits Plan with respect to all claims incurred on or before March 31, 2016.  The amounts Starwood has previously received for health and welfare coverage under the Starwood Flexible Benefits Plan for Vistana Employees or Former Vistana Employees through March 31, 2016 shall be considered full payment for such coverage and Vistana shall not be obligated to make any further payments toward such coverage.  Vistana will be responsible for all liabilities with respect to any Vistana Employee or COBRA Participant and their dependents, regardless of when such claims are filed and/or paid, under the Vistana Flexible Benefits Plan with respect to all claims incurred on or after April 1, 2016 and Starwood shall not be responsible for any “true up” payment with respect to such claims, including for the period that Vistana remains part of the Starwood controlled group.  Vistana shall not be required to pay Starwood a monthly amount for health and welfare coverage for Vistana Employees or Former Vistana Employees beginning with the month of April, 2016.

Section 1.05                             Dependent Care Flexible Spending Account.  Notwithstanding the provisions of Section 2.05(c) of the Employee Matters Agreement to the contrary, ILG shall not be required to establish nor cause to be established an ILG FSA effective as of or following the Closing Date.  Starwood shall remain liable for all claims and liabilities under the Starwood FSA with respect to any Vistana Employee or Former Vistana Employee.  Furthermore, Vistana Employees shall not be eligible to participate in a dependent care spending account program on or after April 1, 2016; provided, however, that in its sole discretion, ILG may establish a flexible spending account for the benefit of Vistana Employees on or after April 1, 2016.

Section 1.06                             Continuation Coverage.  Notwithstanding the provisions of Section 2.05(d) of the Employee Matters Agreement to the contrary, in the event that the Closing Date has not occurred as of April 1, 2016, the Vistana Flexible Benefits Plan shall be solely responsible for providing and meeting the COBRA continuation coverage requirements for all Vistana Employees and all Former Vistana Employees, as well as their “qualified beneficiaries” (as defined in COBRA), with respect to all claims incurred on or after April 1, 2016.  Furthermore, all COBRA premiums for coverage for such individuals beginning on April 1, 2016 shall be paid to Vistana or the Vistana Flexible Benefits Plan.

Section 1.07                             Health Reimbursement Account.  Notwithstanding the provisions of Section 2.05(e) of the Employee Matters Agreement to the contrary, in the event that the Closing Date has not occurred as of April 1, 2016, Vistana Employees will cease to participate in the Starwood HRA as of such date, and Vistana shall establish a new health reimbursement account (the “Vistana HRA”) for the benefit of Vistana Employees.  The Vistana HRA shall have similar terms and provide the same level of benefits as the Starwood HRA, and shall be subject to the review and approval of ILG prior to its adoption which consent shall not be unreasonably withheld.  In connection with providing the same level of benefits, to the extent permitted by applicable Law, the Vistana HRA shall provide that the account balances for each Vistana Employee who is a participant under the Vistana HRA shall be increased by any balance that still remains under the Starwood HRA for such participant after the end of the run out period under the Starwood HRA for paying claims incurred in the 2015-2016 plan year to the same extent as such amount would have remained available for such participant’s use under the Starwood HRA during the 2016-2017 plan year.  In the event the foregoing applies, references in the Employee Matters Agreement to the “ILG HRA” shall be deemed to be references to the new Vistana HRA, and the Vistana HRA shall be deemed a Vistana Benefit Plan for purposes of the Merger Agreement.  In the event the Vistana HRA is established pursuant to this Section 1.07, (i) Starwood shall be responsible for all liabilities with respect to any Vistana Employee or Former Vistana Employee and their dependents, regardless of when such claims are filed and/or paid under the Starwood HRA, and (ii) Vistana shall be responsible for all liabilities with respect to any Vistana Employee or Former Vistana Employee and their dependents, regardless of when such claims are filed, under the Vistana HRA with respect to all claims incurred on or after April 1, 2016.

Section 1.08                             Vacation and Sick Pay Liabilities.  Notwithstanding the provisions of Section 2.07 of the Employee Matters Agreement to the contrary, on and after the Closing Date, accrual of vacation and sick leave in respect of each Vistana Employee working in California, shall be according to an accrual schedule that is substantially similar to Starwood’s accrual schedule as in effect immediately prior to the Closing Date, rather than one which is identical.

Section 1.09                             Full Force and Effect.  Except as expressly set forth in this Amendment, this Amendment does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement or the Employee Matters Agreement, which are hereby incorporated by reference and shall remain in full force and effect.

Section 1.10                             Counterparts.  This Amendment may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

Section 1.11                             Updates to Vistana Disclosure Schedule.  If the Vistana Flexible Benefit Plan and Vistana HRA are established pursuant to Sections 1.04 and 1.07 hereof, they will be deemed to be listed as a Vistana Benefit Plan on Section 5.13(a) of the Vistana Disclosure Schedule.

Section 1.12                             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Execution Date.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ Thomas B. Mangas
Name:	Thomas B. Mangas
Title:	Chief Executive Officer

[Signature Page to Amendment to Employee Matters Agreement]

VISTANA SIGNATURE EXPERIENCES, INC.

By:	/s/ Thomas B. Mangas
Name:	Thomas B. Mangas
Title:	Authorized Signatory

[Signature Page to Amendment to Employee Matters Agreement]

INTERVAL LEISURE GROUP, INC.

By:	/s/ Jeanette E. Marbert
Name:	Jeanette E. Marbert
Title:	Executive Vice President and Chief Operating Officer

[Signature Page to Amendment to Employee Matters Agreement]